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    As filed with the Securities and Exchange Commission on November __, 2008


                              Registration No. 33-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INGEN TECHNOLOGIES, INC.
                            ------------------------
               (Exact name of registrant as specified in charter)

                GEORGIA                                     84-1122431
                --------                                    ----------
      (State or other jurisdiction                       (I.R.S. Employer
    of Incorporation or Organization)                   Identification No.)


              35193 AVENUE "A", SUITE-C, YUCAIPA, CALIFORNIA 92399


               (Address of Principal Executive Offices) (Zip Code)


          CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND HANS GASSNER
                            (Full title of the Plan)


   STEWART A. MERKIN,ESQ., 444 BRICKELL AVE., SUITE 300, MIAMI, FLORIDA, 33131
   ---------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (305) 357-5556
                                 --------------
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                             STEWART A. MERKIN,ESQ.


                          444 BRICKELL AVE., SUITE 300


                              MIAMI, FLORIDA, 33131

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
                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED
                                                 PROPOSED        AGGREGATE
                                                  MAXIMUM         MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE        OFFERING PRICE     OFFERING          AMOUNT OF
   TO BE REGISTERED        REGISTERED          PER UNIT (1)      PRICE (1)     REGISTRATION FEE

Common Stock,           7,500,000 shares          $0.0028          $21,000            $.83
No par value
Under Consulting
Agreement

Total                   7,500,000 shares         $0.0028_          $21,000            $.83

(1) Calculated based on Rule 457(h) based on the closing bid price of $.0028 on November 19, 2008.

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                                     PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


          The following documents are incorporated by reference in this registration statement and are not required to be filed with this registration statement:


          (a) Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 2008, filed on or about November 17, 2008 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.


          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.


          Not applicable.


ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.


          Not applicable.


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


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


          The registrant currently has no provision for indemnifying its officers and directors.


          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


          Not applicable.


ITEM 8. EXHIBITS.

Exhibit
Number       Exhibit
-------      -------------------------------------------------------------------

3.1          Articles of Incorporation, as amended (1)
3.2          Bylaws ((2))
5.1          Legal Opinion of Stewart A. Merkin, Esq. (3)
---          --------------------------------------------
10.36        Consulting Agreement dated November 19, 2008 between the Registrant
-----        -------------------------------------------------------------------
             and Hans Gassner (3)
             --------------------
23.1         Consent of Child, Van Wagoner & Bradshaw PLLC (3)
----         -------------------------------------------------

          (1) Incorporated by reference to the registrant's Form 8-K filed January 10, 2006 and Amendment incorporated by reference to registrant's Form 10-KSB filed September 29, 2008.

          (2) Incorporated by reference to the registrant's Form 10-KSB filed November 7, 2005.

          (3) Filed herewith.


ITEM 9. UNDERTAKINGS.


          The undersigned registrant hereby undertakes:


          1. To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of


                                       3
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the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and,

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee pursuant to the plan's annual report pursuant to section 15(d) for the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                       5
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in _________, California, on November __, 2008.


                                     INGEN TECHNOLOGIES, INC.


                                     By:  /s/ SCOTT SAND
                                          --------------------------------------
                                     Scott Sand, Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: November __, 2008                  /s/ SCOTT SAND
                                          --------------------------------------
                                          Scott Sand, Chairman, Chief Executive
                                          Officer  and Director

Dated: November __, 2008                  /s/ THOMAS NEAVITT
                                          --------------------------------------
                                          Thomas Neavitt, Secretary, Chief
                                          Financial Officer


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